SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ClearSign Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices) (Zip Code)

(918) 236-6461

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Changes in Board Committee Composition

The board of directors (the “Board”) of ClearSign Technologies Corporation (the “Company”) periodically reassesses the membership of each Board committee based on the recommendation from the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”). Upon recommendation from the Governance Committee, the Board approved certain changes in committee memberships, as described below, that became effective as of June 27, 2025. As a result of such changes, the current composition of the Board committees is as follows:

Audit and Risk Committee(1):

Judith S. Schrecker, Chairperson

Louis J. Basenese

David M. Maley

G. Todd Silva

(1)	Ms. de Lacy resigned as a member of the Audit and Risk Committee of the Board (the “Audit Committee”) and Mr. Silva and Mr. Basenese were appointed to such committee. Mr. Maley will remain as a member of the Audit Committee until the end of his term, which will be immediately following the Company’s 2025 annual meeting of stockholders.

Human Capital and Compensation Committee(2):

Louis J. Basenese, Chairperson

David M. Maley

Catharine M. de Lacy

Judith Schrecker

(2)	Mr. Basenese was named Chairperson of the Human Capital and Compensation Committee of the Board (the “Compensation Committee”). Mr. Maley will remain as a member of the Compensation Committee until the end of his term, which will be immediately following the Company’s 2025 annual meeting of stockholders.

Nominating and Corporate Governance Committee(3):

Catharine M. de Lacy, Chairperson

David M. Maley

Judith Schrecker

G. Todd Silva

(3)	Mr. Silva was appointed to the Governance Committee. Mr. Maley will remain as a member of the Governance Committee until the end of his term, which will be immediately following the Company’s 2025 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer